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Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-174438
333-174438-04

This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement Dated September 5, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 24, 2011)

$

PRINCIPAL FINANCIAL GROUP, INC.

$                    % Senior Notes due 2022
$                    % Senior Notes due 2042
Fully and Unconditionally Guaranteed by
PRINCIPAL FINANCIAL SERVICES, INC.

        We are offering $            of our        % Senior Notes due 2022 (the "2022 Notes") and $            of our        % Senior Notes due 2042 (the "2042 Notes" and, together with the 2022 Notes, the "Notes"). The 2022 Notes will bear interest at a rate of        % per year. The 2042 Notes will bear interest at a rate of        % per year. Interest on the Notes is payable on March             and September             of each year, beginning on March     , 2013. The 2022 Notes will mature on September     , 2022. The 2042 Notes will mature on September     , 2042. We may redeem the Notes of each series at any time at a make-whole redemption price described in the section entitled "Description of the Notes—Optional Redemption" in this prospectus supplement.

        The Notes of each series will be fully and unconditionally guaranteed (each, a "Subsidiary Guarantee") by our subsidiary, Principal Financial Services, Inc., which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies, including Principal Life Insurance Company.

        The Notes of each series will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. Each Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services, Inc. and will rank equally in right of payment with all of its existing and future senior indebtedness and senior to all of its existing and future subordinated indebtedness.

        The Notes of each series are a new issue of securities with no established trading market. The Notes will not be listed on any national securities exchange or included in any automated quotation system. Currently, there is no public market of the Notes of either series.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per 2022 Note	Total	Per 2042 Note	Total
Public Offering Price(1)%	$	%	$
Underwriting Discounts %	$	%	$
Proceeds to Principal Financial Group, Inc. (before expenses)%	$	%	$

(1)
Plus accrued interest, if any, from September     , 2012 if settlement occurs after that date.

        The underwriters expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company for the accounts of its direct participants, including Euroclear and Clearstream, against payment therefor, in New York, New York on or about September     , 2012.

Joint Book-Running Managers

Citigroup	Barclays	Wells Fargo Securities

September     , 2012

        You should rely only on the information contained in this prospectus supplement, any related free writing prospectus issued by us (which we refer to as a "company free writing prospectus"), the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, any related company free writing prospectus and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, any related company free writing prospectus and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, any related company free writing prospectus and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

i

 Prospectus

Page
About This Prospectus	ii
Forward-Looking Statements	iii
Note Regarding Reliance on Statements in our Contracts	v
Principal Financial Group, Inc.	1
The Principal Capital Trusts	2
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Guarantee of Principal Financial Services, Inc.	4
Description of the Debt Securities	5
Description of Junior Subordinated Debt Securities	17
Description of Junior Subordinated Debentures	30
Description of Capital Stock of Principal Financial Group, Inc.	40
Description of Depositary Shares	45
Description of Warrants	47
Description of Purchase Contracts and Purchase Units	50
Description of the Trust Preferred Securities	50
Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities	63
Description of Corresponding Junior Subordinated Debt Securities	66
Relationship among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities	68
Plan of Distribution	70
Validity of Securities	73
Experts	73
Where You Can Find More Information	73
Incorporation by Reference	74

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Principal," the "Company," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

        We are offering to sell the Notes only in those jurisdictions in the United States, and may offer the Notes in those jurisdictions in Europe, Asia and elsewhere, where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to

ii

do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting" in this prospectus supplement.

        You should read this entire prospectus supplement carefully, including the section entitled "Risk Factors," our consolidated financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus and any related company free writing prospectus, before making an investment decision.

iii

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement and the accompanying prospectus may be forward-looking statements, including any statements about our projected financial condition and results of operations, future business operations or strategies, financing plans, competitive position, potential growth opportunities or the effects of competition and of future legislation or regulations. These statements can be identified by the use of forward-looking language such as "will likely result," "may," "should," "expects," "plans," "anticipates," "estimates," "projects," "intends," or the negative of these terms or other similar words or expressions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs as well as our access to capital and cost of capital;

  •
  continued difficult conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

  •
  continued volatility or further declines in the equity markets could reduce our assets under management and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, assets under management and net income;

  •
  our valuation of fixed maturities and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition;

  •
  the determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position;

  •
  gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

iv

  •
  our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective;

  •
  if we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our deferred policy acquisition costs ("DPAC") and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the asset and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block assets;

  •
  a pandemic, terrorist attack, or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws, regulations or accounting standards may reduce our profitability;

  •
  we may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to our capital position and a reduction in sales of term and universal life insurance products;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest, and penalties in amounts that may be material;

  •
  fluctuations in foreign currency exchange rates could reduce our profitability;

  •
  applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; and

  •
  our financial results may be adversely impacted by global climate changes.

        Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors or uncertainties listed in the section entitled "Risk Factors" in this prospectus supplement.

        We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the Notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, which contain our consolidated financial statements and the related notes.

 Principal Financial Group

        The Principal Financial Group is a leading provider of retirement savings, investment and insurance products and services with $367.1 billion in assets under management and approximately 18.2 million customers worldwide as of June 30, 2012.

        Our U.S. and international operations concentrate primarily on asset accumulation and management. In addition, we offer a broad range of individual and group life insurance, individual and group disability insurance and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. With over 29,000 plans as of June 30, 2012, we are a leading provider of corporate defined contribution plans in the U.S. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans and defined benefit plans, and are one of the top providers of plan termination annuities. We are also one of the largest providers of specialty benefits insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our business into the following operating segments: (1) Retirement and Investor Services, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and related investment products and services to businesses and individuals in the U.S., with a concentration on small and medium-sized businesses; (2) Principal Global Investors, which provides a diverse range of asset management services using a multi-boutique strategy that covers an expanded range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients; (3) Principal International, which provides retirement products and services, annuities, mutual funds, institutional asset management and life insurance accumulation products through subsidiaries and joint ventures in various countries; and (4) U.S. Insurance Solutions, which provides individual life insurance and specialty benefits, which includes group dental, group vision, individual and group disability and group life insurance, as well as wellness services and non-medical fee-for-service claims administration, throughout the U.S. We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879, formed a mutual insurance holding company in 1998, and Principal Financial Group, Inc. was organized on April 18, 2001 as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., effective October 26, 2001, when we completed our initial public offering.

        The principal executive office for Principal Financial Group, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

The Offering

        The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement, any company free writing prospectus and the accompanying prospectus. For a more detailed description of the Notes, see the discussion in the section entitled "Description of the Notes" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus.

Issuer	Principal Financial Group, Inc.
Subsidiary Guarantor	Principal Financial Services, Inc.
Notes Offered	$ aggregate principal amount of % Senior Notes due 2022. $ aggregate principal amount of % Senior Notes due 2042. We refer to the 2022 Notes and the 2042 Notes together as the "Notes."
Maturity	The 2022 Notes will mature on September , 2022. The 2042 Notes will mature on September , 2042.
Interest Payment Dates	March and September of each year, beginning on March , 2013.
Subsidiary Guarantee

The Notes of each series will be fully and unconditionally guaranteed by our subsidiary, Principal Financial Services, Inc. See "Description of the Notes—Subsidiary Guarantee" in this prospectus supplement.

Record Dates	The or of each year immediately preceding the related interest payment date.
Optional Redemption: No Sinking Fund

The Notes of each series may be redeemed at any time and from time to time, at our option, in whole or in part, as described in the section entitled "Description of the Notes—Optional Redemption" in this prospectus supplement. The Notes will not have the benefit of any sinking fund.

No Listing	The Notes will not be listed on any national securities exchange or included in any automated quotation system.
Ranking

The Notes of each series will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. Each Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services, Inc. and will rank equally in right of payment with all of its existing and future senior indebtedness and senior to all of its existing and future subordinated indebtedness.

Use of Proceeds

We estimate that our net proceeds from the offering will be approximately $            million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the estimated net proceeds from this offering for general corporate purposes, which may include the repayment of debt (including $400 million aggregate principal amount of our outstanding 7.875% Senior Notes due May 15, 2014 (the "2014 Notes")), potential acquisitions and organic growth. This prospectus supplement does not constitute a notice of redemption under the indenture governing the 2014 Notes nor an offer to tender for, or purchase, any 2014 Notes or any other security. The ultimate use of the net proceeds from this offering is subject to the discretion of our Board of Directors in light of market conditions and other relevant factors. Wells Fargo Securities, LLC, one of the joint book-running managers, owns a portion of the 2014 Notes that may be repaid with the net proceeds from this offering and, therefore, may receive more than 5% of the net proceeds from this offering. See "Use of Proceeds" and "Conflicts of Interest" in this prospectus supplement.

Denominations	The Notes are to be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof.
Covenants

The Senior Indenture (as defined in the section entitled "Description of the Notes" in this prospectus supplement) contains negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets contain important exceptions. See "Description of the Debt Securities—Limitations upon Liens" and "—Consolidation, Merger and Sale of Assets" in the accompanying prospectus.

Risk Factors

See "Risk Factors" in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

        An investment in the Notes involves certain risks. In considering whether to purchase the Notes, you should carefully consider the risks described below and all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other information that may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

 Risks Related to Our Business

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

        Since mid-2007, the capital and credit markets have been experiencing extreme volatility, uncertainty and disruption. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by continued volatility, uncertainty and disruption in the capital and credit markets.

        We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see "—Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period" and "—A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition" under this "Risk Factors" section. In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers' or lenders' perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

        Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility and liquidity.

        For further discussion on liquidity risk management, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

Continued difficult conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations.

        Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Recently, concerns over the slow economic recovery, the level of U.S. national debt and structural deficits, the European sovereign debt crisis, the U.S. mortgage market, inflation levels, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, reduced business and consumer confidence and continued high unemployment, have negatively impacted the U.S. economy. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns expanded to include a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets, generally, and a wide range of financial institutions and markets, asset classes and sectors. Although liquidity has improved, the market for fixed income instruments has continued to experience some price volatility, credit downgrade events and elevated probabilities of default. Our assets under management and revenues may decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

        Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence and inflation levels all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, reductions in employment levels of our existing employer customers may result in a reduction in membership levels and premium income for our specialty benefits products. Participants within the retirement plans for which we provide administrative services may elect to reduce or stop their payroll deferrals to these plans, which would reduce assets under management and revenues. In addition, reductions in employment levels may result in a decline in employee deposits into retirement plans. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.

Continued volatility or further declines in the equity markets could reduce our assets under management and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income.

        Domestic and international equity markets experienced severe declines and heightened volatility in 2008 and early 2009. Although equity markets have been recovering, equity values still remain below the values achieved in 2007. Because the revenues of our asset management and accumulation businesses are, to a large extent, based on the value of assets under management, a decline in domestic and global equity markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments, which may reduce our net income, revenues and assets under management.

        For further discussion on equity risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Equity Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period.

        We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, the performance of the economy in general, the performance of the specific obligors included in our portfolio and other factors outside our control. Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates would increase unrealized losses in our investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain segments of our life insurance and annuities businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. Due to the long-term nature of the liabilities associated with certain segments of our life insurance businesses, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates may result in increasing the duration of certain life insurance liabilities, creating asset and liability duration mismatches.

        Our investment portfolio also contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A rise in interest rates would increase unrealized losses in our investment portfolio, offset by our ability to earn higher rates of return on funds reinvested. Conversely, a decline in interest rates would decrease the net unrealized loss position of our investment portfolio, offset by lower rates of return on funds reinvested. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities.

        Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses in our investment portfolio, would increase losses associated with credit-based derivatives we have sold that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on our results of operations or financial condition. Continuing challenges include continued weakness in the U.S. residential and commercial real estate market and increased mortgage delinquencies, investor anxiety over the U.S. economy, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles and monolines, deleveraging of financial institutions and hedge funds and a serious dislocation in the inter-bank market. If significant, continued volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, declines in inflation-adjusted investments and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could continue to have a material adverse effect on our results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, assets under management and net income.

  An increase in defaults or write-downs on our fixed maturities portfolio may reduce our profitability.

        We are subject to the risk that the issuers of the fixed maturities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. As of June 30, 2012, our U.S. investment operations held $47.1 billion of fixed maturities, or 76% of total U.S. invested assets, of which approximately 7.1% were below investment grade, including $534.8 million, or 1.1% of our total fixed maturities which we classified as either "problem," "potential problem" or "restructured."

        Our U.S. fixed maturities portfolio includes securities collateralized by residential and commercial mortgage loans. As of June 30, 2012, our U.S. investment operations held $4.6 billion of residential mortgage-backed securities, of which $3.4 billion are Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation pass-through securities, and $3.7 billion of commercial mortgage-backed securities, which represent in combination 18% of our total fixed maturities portfolio. For residential mortgage-backed securities, prepayment speeds, changes in mortgage delinquency or recovery rates, credit rating changes by rating agencies, changes in property values underlying the loans and the quality of service provided by service providers on securities in our portfolios could lead to write-downs on these securities. For commercial mortgage-backed securities, changes in mortgage delinquency or default rates, interest rate movements, credit quality and vintage of the underlying loans, changes in property values underlying the loans and credit rating changes by rating agencies could result in write-downs of those securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturities" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

        As of June 30, 2012, the international investment operations of our fully consolidated subsidiaries held $3.5 billion of fixed maturities, or 63%, of total international invested assets, of which 16% are government bonds. Some non-government bonds have been rated on the basis of the issuer's country credit rating. However, the ratings relationship between national ratings and global ratings is not linear with the U.S. The starting point for national ratings differs by country, which makes the assessment of credit quality more difficult. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—International Investment Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein. An increase in defaults on our fixed maturities portfolio could harm our financial strength and reduce our profitability.

  An increased rate of delinquency and defaults on our commercial mortgage loans, especially those with amortizing balloon payments, may adversely affect our profitability.

        Our commercial mortgage loan portfolio faces both delinquency and default risk. Commercial mortgage loans of $9.8 billion represented 14% of our total invested assets as of June 30, 2012. As of June 30, 2012, there were no loans that were in the process of foreclosure. The performance of our commercial mortgage loan investments, however, may fluctuate in the future. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.

        As of June 30, 2012, approximately $8.2 billion, or 84%, of our commercial mortgage loans before valuation allowance had amortizing balloon payment maturities. A balloon maturity is a loan with larger dollar amounts of payments becoming due in the later years of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than for commercial mortgage loans with standard repayment schedules. Since most of the principal is repaid at maturity, the amount of loss on a default is generally greater than on other commercial mortgage loans. An increase in defaults on such loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.

  We may have difficulty selling our privately placed fixed maturities, commercial mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturities.

        We hold certain investments that may lack liquidity, such as privately placed fixed maturities, commercial mortgage loans and real estate investments. These asset classes represented approximately 38% of the value of our invested assets as of June 30, 2012.

        If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

  The impairment of other financial institutions could adversely affect us.

        We use derivative instruments to hedge various risks we face in our businesses. See "Quantitative and Qualitative Disclosures About Market Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein. We enter into a variety of derivative instruments, including interest rate swaps, interest rate collars, swaptions, futures, currency swaps, currency forwards, credit default swaps, options and total return swaps, with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other investment funds and other institutions. For transactions where we are in-the-money, we are exposed to credit risk in the event of default of our counterparty. We establish collateral agreements with nominal thresholds for a large majority of our counterparties to limit our exposure. However, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure. With regard to our derivative exposure, we have over-collateralization requirements on the portion of collateral we hold, based on the risk profile of the assets posted as collateral. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.

  Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

        Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty's other funds, are not held in a third-party custodial account, and are not required to be paid to us by the counterparty until the termination of the transaction.

  Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

        Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.

  Regional concentration of our commercial mortgage loan portfolio in California may subject us to economic downturns or losses attributable to earthquakes in that state.

        Commercial mortgage lending in the state of California accounted for 19%, or $1.9 billion, of our commercial mortgage loan portfolio as of June 30, 2012. Due to this concentration of commercial mortgage loans in California, we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, such as earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California do not improve or continue to deteriorate or catastrophes occur, we may in the future experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.

Our valuation of fixed maturities and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturities and equity securities reported at fair value on our consolidated statements of financial position represented the majority of our total cash and invested assets. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The level in the fair value hierarchy is based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability's classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.

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  Level 1: Fair values are based on unadjusted quoted prices in active markets for identical assets or liabilities.

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  Level 2: Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

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  Level 3: Fair values are based on at least one significant unobservable input for the asset or liability.

        Excluding separate account assets, as of June 30, 2012, 1%, 98% and 1% of our net assets and liabilities reported at fair value represented Level 1, Level 2 and Level 3, respectively. Our Level 1 assets and liabilities primarily include exchange traded equity securities, mutual funds and U.S. Treasury bonds. Our Level 2 assets and liabilities primarily include fixed maturities (including public and private bonds), equity securities, over-the-counter derivatives and other investments for which public quotations are not available but that are priced by third-party pricing services or internal models using substantially all observable inputs. Our Level 3 assets and liabilities include certain fixed maturities, private equity securities, commercial mortgage loan investments and obligations of consolidated variable interest entities for which the fair value option was elected, complex derivatives and embedded derivatives. Level 3 securities contain at least one significant unobservable market input and as a result considerable judgment may be used in determining the fair values. These fair values are generally obtained through the use of valuation models or methodologies using at least one significant unobservable input or broker quotes. Prices provided by independent pricing services or independent broker quotes that are used in the determination of fair value can vary for a particular security.

        For additional information on our valuation methodology, see "Financial Statements, Notes to Consolidated Financial Statements, Note 9, Fair Value Measurements" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

        During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

The determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position.

        The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

        Additionally, our management considers a wide range of factors about the instrument issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Inherent in management's evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment methodology, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturities." in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

Gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income.

        Fixed maturities that are classified as available-for-sale ("AFS") are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities are recognized as a component of equity and are, therefore, excluded from net income. Our U.S. investment operations held gross unrealized losses on fixed maturities of $1.2 billion pre-tax as of June 30, 2012, and the component of gross unrealized losses for securities trading down 20% or more for over six months was approximately $0.9 billion pre-tax. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value is determined to be other than temporary (referred to as an other-than-temporary impairment). Realized losses or impairments may have a material adverse impact on our net income in a particular quarterly or annual period.

Competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability.

        We believe that our ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over us in one or more of the above competitive factors.

        Each of our segments faces strong competition. The primary competitors for our Retirement and Investor Services and Principal Global Investors segments are asset managers, banks, broker-dealers and insurers. Our ability to increase and retain assets under management is directly related to the performance of our investments as measured against market averages and the performance of our competitors. Even when securities prices are generally rising, performance can be affected by investment styles. Also, there is a risk that we may not be able to attract and retain the top talent needed to compete in our industry.

        Competition for our Principal International segment comes primarily from local financial services firms and other international companies operating on a stand-alone basis or in partnership with local firms.

        Our U.S. Insurance Solutions segment competes with insurers.

        National banks, with their large existing customer bases, may increasingly compete with insurers as a result of court rulings allowing national banks to sell annuity products in some circumstances, and as a result of legislation removing restrictions on bank affiliations with insurers. Specifically, the Gramm-Leach-Bliley Act of 1999 permits mergers that combine commercial banks, insurers and securities firms under one holding company. These developments may increase competition, in particular for our asset management and accumulation businesses, by substantially increasing the number, size and financial strength of potential competitors who may be able to offer, due to economies of scale, more competitive pricing than we can.

        In response to current market conditions, the U.S. and foreign governments in the markets we serve have taken actions, including but not limited to, direct government control or investment in certain entities. We may find that these actions create, among other things, unforeseen competitive advantages for our competitors due to explicit or implied support from the government.

A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

        A.M. Best, Fitch, Moody's Investors Services and Standard & Poor's publish financial strength ratings on U.S. life insurance companies that are indicators of an insurance company's ability to meet contractholder and policyholder obligations. These rating agencies also assign credit ratings on non-life insurance entities, such as Principal and Principal Financial Services, Inc. Credit ratings are indicators of a debt issuer's ability to meet the terms of debt obligations in a timely manner, and are important factors in overall funding profile and ability to access external capital.

        Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. A ratings downgrade, or the potential for such a downgrade, could, among other things:

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  materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies, contracts and general account guaranteed investment contracts ("GICs") we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;

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  result in the termination of our relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services;

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  reduce new sales, particularly with respect to general account GICs and funding agreements purchased by pension plans and other institutions;

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  cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations and

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  increase our cost of capital and limit our access to the capital markets.

        Any of these consequences could adversely affect our profitability and financial condition.

Our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective.

        We attempt to significantly reduce the impact of changes in interest rates on the profitability and retained earnings of our asset accumulation and insurance operations. We accomplish this reduction primarily by managing the duration of our assets relative to the duration of our liabilities. During a period of rising interest rates, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Despite our efforts to reduce the impact of rising interest rates, we may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. Because volatile interest rates and credit spreads often make it more difficult to sell certain fixed income securities, there is also a risk that we will find it difficult to raise the cash necessary to fund a very large amount of withdrawal activity. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of DPAC relating to these contracts, which would further reduce our profitability.

        During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, it may be more difficult for us to maintain our desired spread between the investment income we earn and the interest we credit to our customers during periods of declining interest rates, thereby reducing our profitability. Interest rates are currently at historically low levels. If interest rates were to remain low over a sustained period of time, this would put additional pressure on our spreads, potentially resulting in unlocking of our DPAC asset and increases in reserves to a greater extent than we have historically experienced.

        For further discussion on interest rate risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

If we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced.

        We distribute our asset accumulation, asset management and life and specialty benefit insurance products and services through a variety of distribution channels, including our own internal sales representatives, independent brokers, banks, broker-dealers and other third-party marketing organizations. We must attract and retain sales representatives to sell our products. Strong competition exists among financial services companies for efficient sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.

Our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses.

        Our international businesses are subject to comprehensive regulation and supervision from central and/or local governmental authorities in each country in which we operate. New interpretations of existing laws and regulations or the adoption of new laws and regulations may harm our international businesses and reduce our profitability in those businesses. For example, Mexican legislation requires that all employees contribute to a mandatory pension fund. When employees do not select a pension provider ("AFORE"), they are assigned to an AFORE by the Mexican regulator. Numerous AFOREs, including Principal AFORE, have been assigned such customers. The Mexican regulator re-assigns these customers based on various investment criteria. If, and to the extent, existing customers are reassigned, it would have a negative impact on our revenues and earnings.

        Our international businesses face political, legal, operational and other risks that we do not face in our operations in the U.S. We face the risk of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies. Some of our international businesses are, and are likely to continue to be, in emerging or potentially volatile markets. In addition, we rely on local staff, including local sales forces, in these countries where there is a risk that we may encounter labor problems with local staff, especially in countries where workers' associations and trade unions are strong. If our business model, including in some cases a joint venture model, is not successful in a particular country, we may lose all or most of our investment in that country.

We may face losses if our actual experience differs significantly from our pricing and reserving assumptions.

        Our profitability depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums that we charge and the liabilities that we hold for future policy benefits are based on assumptions reflecting a number of factors, including the amount of premiums that we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, expenses and persistency, which is the measurement of the percentage of insurance policies remaining in force from year to year. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot determine precisely the amounts we will ultimately pay to settle these liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period-to-period, particularly for our health and disability insurance products. To the extent that actual experience is less favorable than our underlying assumptions, we could be required to increase our liabilities, which may harm our financial strength and reduce our profitability.

        For example, if mortality rates are higher than our pricing assumptions, we will be required to make greater claims payments on our life insurance policies than we had projected. However, this risk may be partially offset by our payout annuity business, where an increase in mortality rates will result in a decrease in benefit payments, and our use of third party reinsurance. Our results of operations may also be adversely impacted by an increase in morbidity rates.

        Our results of operations may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

        For additional information on our insurance reserves, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Insurance Reserves" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein.

Our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life.

        We are an insurance holding company whose assets include all of the outstanding shares of the common stock of Principal Life and other subsidiaries. Our ability to pay dividends to our stockholders and meet our obligations, including paying operating expenses and any debt service, depends upon the receipt of dividends from Principal Life. Iowa insurance laws impose limitations on the ability of Principal Life to pay dividends to us. Any inability of Principal Life to pay dividends to us in the future may cause us to be unable to pay dividends to our stockholders and meet our other obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein for a discussion of regulatory restrictions on Principal Life's ability to pay us dividends.

The pattern of amortizing our DPAC and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the asset and the timing of our net income.

        Amortization of the DPAC asset depends on the actual and expected profits generated by the lines of business that incurred the expenses. Expected profits are dependent on assumptions regarding a number of factors including investment returns, benefit payments, expenses, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of profit emergence. As a result, amortization of DPAC will vary from period-to-period. To the extent that actual experience emerges less favorably than expected, or our expectation for future profits decreases, the DPAC asset may be reduced, reducing our profitability in the current period.

        For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Deferred Policy Acquisition

Costs and Other Actuarial Balances" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

We may need to fund deficiencies in our Closed Block assets.

        In connection with its conversion in 1998 into a stock life insurance company, Principal Life established an accounting mechanism, known as a "Closed Block" for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. Dividend scales are the actuarial formulas used by life insurance companies to determine amounts payable as dividends on participating policies based on experience factors relating to, among other things, investment results, mortality, lapse rates, expenses, premium taxes and policy loan interest and utilization rates. The Closed Block was designed to provide reasonable assurance to policyholders included in the Closed Block that, after the conversion, assets would be available to maintain the aggregate dividend scales in effect for 1997 if the experience underlying such scales were to continue.

        We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected their cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, certain direct expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We bear the costs of administrative expenses associated with Closed Block policies and, accordingly, these costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future will be borne by us. As of June 30, 2012, Closed Block assets and liabilities were $4,460.0 million and $5,149.7 million, respectively.

        We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.

        The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent that these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholders or holders of the Notes.

A pandemic, terrorist attack or other catastrophic event could adversely affect our net income.

        Our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our employees are unable or unwilling to come to work due to a pandemic or other catastrophe. We have developed extensive contingency plans to minimize the risk of operational disruptions. In addition, our use of reinsurance reduces our exposure to adverse mortality experience. Despite these measures, we may still be exposed to losses in the event of a pandemic, terrorist attack or other catastrophe.

Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability.

        We cede life and health insurance to other insurance companies through reinsurance. See "Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. However, we remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. If a reinsurer fails to meet its obligations, we will be forced to cover the claims on the reinsured policies. In addition, a reinsurer insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.

        The premium rates that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions which limit the reinsurer's ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates that they charge on new business, we may be forced to raise the premiums that we charge, which could have a negative impact on our competitive position.

        To mitigate the risks associated with the use of reinsurance, we carefully select our reinsurers, and we monitor their ratings and financial condition on a regular basis. We also spread our business among several reinsurers, in order to diversify our risk exposure.

We face risks arising from acquisitions of businesses.

        We have engaged in acquisitions of businesses in the past, and expect to continue to do so in the future. We face a number of risks arising from acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business and unfavorable market conditions that could negatively impact our growth expectations for the acquired business. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.

        For additional information on our goodwill and other intangible assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Goodwill and Other Intangible Assets" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein.

Changes in laws, regulations or accounting standards may reduce our profitability.

  Changes in regulations may reduce our profitability.

        Our insurance business is subject to comprehensive state regulation and supervision throughout the U.S. and in the international markets in which we operate. We are also impacted by federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulations and federal taxation. The primary purpose of state regulation of the insurance business is to protect policyholders, not stockholders or holders of the Notes. The laws of the various states establish insurance departments with broad powers to regulate such matters as:

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  licensing companies to transact business,

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  licensing agents,

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  admitting statutory assets,

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  mandating a number of insurance benefits,

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  regulating premium rates,

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  approving policy forms,

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  regulating unfair trade and claims practices,

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  establishing statutory reserve requirements and solvency standards,

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  fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values,

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  restricting various transactions between affiliates and

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  regulating the types, amounts and valuation of investments.

        State insurance regulators, federal regulators and the National Association of Insurance Commissioners ("NAIC") continually reexamine existing laws and regulations, and may impose changes in the future.

        State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities we have established for these potential assessments may not be adequate.

        Federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation and federal taxation can reduce our profitability. For example, the U.S. Congress has, from time to time, considered legislation relating to changes in the Employee Retirement Income Security Act of 1974 to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. Additionally, new interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies and increase our claims exposure on policies we issued previously. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.

  Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

        Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable on income attributable to a distribution under the contract for the year in which the distribution is made. The U.S. Congress has, from time to time, considered legislation that would reduce or eliminate the benefit of such deferral of taxation on the accretion of value within life insurance and nonqualified annuity contracts. Enactment of this legislation, including a simplified "flat tax" income structure with an exemption from taxation for investment income, could result in fewer sales of our insurance, annuity and investment products.

        In addition, we benefit from certain tax items, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits) and insurance reserve deductions. From time to time, the U.S. Congress, as well as foreign, state and local governments, considers legislation that could reduce or eliminate the benefits associated with these tax items. If such legislation is adopted, our profitability could be negatively impacted. We continue to evaluate the impact that potential tax reform, which lacks sufficient detail and is relatively uncertain, may have on our future results of operations and financial condition.

  Repeal or modification of the federal estate tax could reduce our revenues.

        The U.S. Congress has, from time to time, considered legislation modifying the federal estate tax regime, including the Tax Reform Act of 2010, which became law on December 17, 2010. Among its many provisions were modifications to the estate tax for 2010, 2011 and 2012. These changes, while generally beneficial to taxpayers, are temporary in nature.

        If these favorable estate tax modifications continue beyond 2012, or if the federal estate tax is repealed, there could be some level of contraction in the estate planning market. It is possible that some segment of this existing business would be terminated or sold to investor groups. On the other hand, a portion of this coverage would likely be retained to pay other expenses associated with death such as state estate/inheritance taxes, capital gains taxes, or income taxes. We currently have approximately $36.4 billion of estate tax-related life insurance from nearly 21,700 policies in force as of June 30, 2012. This block of policies accounts for approximately $303.4 million of annual recurring life insurance premium and also represents just over $2.0 billion of policy cash value.

        Based on an average of the last three years of estimated new sales of estate-tax related products, we have issued approximately 1,700 policies annually, representing $34.5 million of annual premium and nearly $4.9 billion of life insurance coverage.

  Changes in federal, state and foreign securities laws may reduce our profitability.

        Our asset management and accumulation and life insurance businesses are subject to various levels of regulation under federal, state and foreign securities laws. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory or brokerage clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. The downturn in the financial markets and resulting market-wide losses have caused legislative and regulatory bodies to consider various changes to existing securities laws and the legal framework governing the financial industry. Changes to these laws or regulations that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.

  Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

        On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted and signed into law. The Dodd-Frank Act makes extensive changes to the laws regulating financial services firms and requires various federal agencies to adopt a broad range of new implementation rules and regulations. The federal agencies were given significant discretion in drafting the implementation rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act will not be known for many months or years. In addition, the legislation mandates multiple studies and reports for Congress, which could result in additional legislative or regulatory action.

        In July 2011, we became subject to oversight from the Federal Reserve including various capital and liquidity requirements due to our wholly-owned savings & loan subsidiary. It is possible that we could be labeled as "Systemically Important" by the Financial Stability Oversight Council which brings with it even more oversight and prudential standards from the Federal Reserve. While the initial regulations indicate that we will not fall within the definition of a "Major Swap Participant" ("MSP"), it is possible that change in the final rules could alter this interpretation. Designation as an MSP will result in more oversight of derivative transactions under the separate jurisdictions of the SEC and the Commodities Futures Trading Commission. This includes swaps traded through either regulated exchanges or approved clearinghouses, and require additional collateral to support derivatives transactions.

        In addition, we are subject to minimum capital requirements as a result of this regulatory oversight and those requirements may change based on future legislation and the adoption of Basel III capital requirements by the U.S. These minimum capital requirements and the qualitative oversight of the Federal Reserve may limit our ability to pay stockholder dividends, conduct a merger or acquisition, or engage in other activities, including share repurchases.

        The changes resulting from the Dodd-Frank Act and the yet to be finalized implementation rules and regulations may lower the profitability of our business activities, require changes to certain of our business practices or otherwise adversely affect our business.

  Changes in accounting standards may negatively impact our reported profitability and financial ratios.

        Accounting standards are subject to change and can negatively impact our reported profitability. See "Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein. In addition to recently issued accounting guidance, the U.S. and international standard setters have a full agenda of topics they plan to review, any of which have the potential to negatively impact our reported profitability and financial ratios. The results for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

We may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to our capital position and/or a reduction in sales of term and universal life insurance products.

        The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX", establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees. Actuarial Guideline 38 ("AG38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees.

        The NAIC has established a working group to recommend revisions to AG38 in an effort to create more clarity around reserving practices for certain policies that fall under the purview of AG38. It is possible that the NAIC will vote to revise AG38 sometime in 2012, which may have implications for policies that have already been sold as well as for policies we may sell in the future. As a result, it is possible that we will be required to increase our statutory reserves for certain products.

        In addition, we have implemented reinsurance and capital management actions to mitigate the capital impact of Regulation XXX and AG38 on our term and universal life insurance business. We cannot provide assurance that we will be able to continue to implement these actions for any additional statutory reserves that may result from the possible revisions to AG38 or from future sales of term and universal life insurance business. If we are unable to mitigate the impact of Regulation XXX and AG38 on these products, additional capital will be required to support those products, and we may be required to increase prices and/or reduce sales of our term and universal life insurance products. In addition, our inability to mitigate increases of reserves resulting from revisions to AG38 could reduce our statutory surplus and affect our ability to retain our financial strength ratings at the current levels. Even if we are able to continue utilizing these mitigating actions of reinsurance and related activity, our results could be negatively impacted due to costs related to additional amounts of reinsurance needed.

A computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability.

        We rely on computer systems to conduct business, including customer service, marketing and sales activities, customer relationship management and producing financial statements. While we have policies, procedures, automation and backup plans designed to prevent or limit the effect of failure, our computer systems may be vulnerable to disruptions or breaches as the result of natural disasters, man-made disasters, criminal activity, pandemics, or other events beyond our control. The failure of our computer systems for any reason could disrupt our operations, result in the loss of customer business and adversely impact our profitability.

        We retain confidential information on our computer systems, including customer information and proprietary business information. Any compromise of the security of our computer systems that results in the disclosure of personally identifiable customer information could damage our reputation, expose us to litigation, increase regulatory scrutiny and require us to incur significant technical, legal and other expenses.

Results of litigation and regulatory investigations may affect our financial strength or reduce our profitability.

        We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset management and accumulation products and services, life, health and disability insurance, and our investment activities.

        For example, as a result of derivative transactions entered into with affiliates of Lehman Brothers Holdings Inc. ("Lehman"), we are among the counterparties to various derivative transactions that have been named parties to litigation in the Lehman bankruptcy proceedings. Approximately $440 million was paid to us as the counterparty in six derivative transactions with Lehman. The Lehman bankruptcy estate is attempting to recover an unspecified amount, but possibly up to the amount paid to us, plus interest. While we believe the risk of loss in this matter is remote, the outcome of any pending or future litigation (or appeal thereof) cannot be predicted. Management does not believe that this matter will have a material adverse effect on our business or financial position.

        We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries. We have received regulatory inquiries from certain state insurance regulators and other officials relating to compliance with unclaimed property laws and the use of data available on the U.S. Social Security Administration's Death Master File (or a similar database) to identify instances where benefits under life insurance policies, annuities and retained asset accounts are payable. It is possible that other jurisdictions may pursue similar inquiries and that such inquiries may result in payments to beneficiaries, escheatment of funds deemed abandoned under state laws and changes to procedures for the identification and escheatment of abandoned property.

        These factors may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see "Legal Proceedings" and "Financial Statements, Notes to Consolidated Financial Statements, Note 7, Contingencies, Guarantees and Indemnifications" under the section, "Litigation and Regulatory Contingencies," and "Financial Statements, Notes to Consolidated Financial Statements, Note 5, Income Taxes," in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

From time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

        We are subject to income taxes in the United States as well as many other jurisdictions. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. The final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings may be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Fluctuations in foreign currency exchange rates could reduce our profitability.

        Principal International generally writes policies denominated in various local currencies and invests the premiums and deposits in local currencies. Although investing in local currencies limits the effect of currency exchange rate fluctuation on local operating results, fluctuations in such rates affect the translation of these results into our consolidated financial statements. For further discussion on foreign currency exchange risk, see "Quantitative and Qualitative Disclosures About Market Risk—Foreign Currency Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

Our financial results may be adversely impacted by global climate changes.

        Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in global average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future and have the potential to impact nearly all sectors of the economy to varying degrees. Our initial research indicates that climate change does not pose an imminent or significant threat to our operations or business, but we will continue to monitor new developments in the future.

        Potential impacts may include the following:

  •
  Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our insurance businesses. However, the risk of increased mortality on our life insurance business may be partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.

  •
  Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.

  •
  A natural disaster that affects one of our office locations could disrupt our operations and pose a threat to the safety of our employees. However, we have extensive Business Continuity and Disaster Recovery planning programs in place to help mitigate this risk.

 Risks Related to the Notes

The Senior Indenture does not limit the amount of indebtedness that we or our subsidiaries can issue.

        The Senior Indenture does not limit the amount of unsecured indebtedness (including under the Senior Indenture) or secured indebtedness that we or our subsidiaries can issue, except, with respect to secured indebtedness, to the extent set forth in the section entitled "Description of the Debt Securities—Limitations upon Liens" in the accompanying prospectus. The Notes of each series will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. As of June 30, 2012, Principal Financial Group, Inc. had $1,351.7 million of senior indebtedness that would have ranked equally in right of payment with the Notes. In addition, the Notes of each series will be effectively subordinated to any future secured indebtedness of ours, to the extent of the assets securing such indebtedness. As of June 30, 2012, Principal Financial Group, Inc. had no secured indebtedness outstanding.

        Each Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of Principal Financial Services, Inc. and will rank equally in right of payment with all of its existing and future senior indebtedness and senior to all of its future subordinated indebtedness. As of June 30, 2012, Principal Financial Services, Inc. had no senior indebtedness that would have ranked equally in right of payment with the Subsidiary Guarantees. In addition, each Subsidiary Guarantee will be effectively subordinated to any existing and future secured indebtedness of Principal Financial Services, Inc. to the extent of the assets securing such indebtedness. As of June 30, 2012, Principal Financial Services, Inc. had no secured indebtedness outstanding.

        Any additional senior or secured indebtedness incurred could reduce the amount of cash we or the Subsidiary Guarantor would have available to satisfy our respective obligations under the Notes and the applicable Subsidiary Guarantee. We and the Subsidiary Guarantor expect from time to time to incur additional senior indebtedness and secured indebtedness.

        The terms of the Notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. We could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the Notes. The Senior Indenture does not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.

We are a holding company with no direct operations and the Subsidiary Guarantor is an intermediary holding company with no direct operations; as a consequence, our ability to satisfy our obligations under the Notes and the Subsidiary Guarantor's ability to satisfy its obligations under the applicable Subsidiary Guarantee will depend in large part on the ability of our and the Subsidiary Guarantor's subsidiaries to pay dividends, and the dividend paying ability of our insurance company subsidiaries is restricted by law.

        We are an insurance holding company whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company whose assets include all of the outstanding shares of Principal Life and other subsidiaries. Our and the Subsidiary Guarantor's ability to meet our respective obligations depends upon the ability of Principal Life and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—The Holding Companies: Principal Financial Group, Inc. and Principal Financial Services, Inc." in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, incorporated by reference herein. As a result, our cash flows and ability to service our obligations, including the Notes, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. It is possible that in the future, Principal Life may be unable to pay dividends in an amount sufficient to permit us or the Subsidiary Guarantor to meet our respective obligations due to a lack of statutory net gain from operations, a diminishing statutory policyholders surplus, changes to the Iowa insurance laws or regulations or for some other reason. If the Subsidiary Guarantor cannot pay sufficient dividends to us in the future, we would be unable to meet our obligation to make scheduled payments under the Notes. This would negatively affect our business and financial condition as well as the trading price of the Notes.

The Notes of each series will be effectively subordinated to the indebtedness and other obligations of our subsidiaries, which could impair our ability to make payments on the Notes, and each Subsidiary Guarantee will be effectively subordinated to the indebtedness and other obligations of the Subsidiary Guarantor's subsidiaries, which could impair the Subsidiary Guarantor's ability to make payments on the Subsidiary Guarantees.

        Except to the extent we have a prior or equal claim against our subsidiaries as a creditor or in connection with the Subsidiary Guarantor's obligations under the applicable Subsidiary Guarantee, the Notes will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities because, as the common stockholder of our subsidiaries, we will be subject to the prior claims of our subsidiaries' creditors, including trade accounts payable and other liabilities arising in the ordinary course of business, the claims of policyholders with respect to our insurance subsidiaries, and the claims of our subsidiaries' preferred stockholders. Consequently, the Notes of each series are effectively subordinated to all liabilities (excluding the applicable Subsidiary Guarantee) of any of our subsidiaries and the claims of their preferred stockholders, policyholders and other creditors.

        Moreover, a default by one or more of our subsidiaries could have a material adverse effect on our ability to meet our obligations under the Notes. In particular, in the event of a default by a subsidiary under any of its indebtedness, the subsidiary's creditors could elect to declare such indebtedness, together with any accrued and unpaid interest and other amounts, to be due and payable prior to any distributions by the subsidiary to pay interest or principal due on the Notes. In addition, if we caused a subsidiary to pay a dividend to enable us to make payments in respect of the Notes of any series, and the dividend were deemed a fraudulent transfer or in breach of relevant corporate or insurance laws, the holders of the Notes of such series could be required to return the payment to (or for the benefit of) the creditors of that subsidiary. In addition, our subsidiaries have no obligation to pay any amounts due on the Notes of either series, other than the Subsidiary Guarantor's obligations under the applicable Subsidiary Guarantee. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue.

        Because the Subsidiary Guarantor is an intermediary holding company, the rights of the Subsidiary Guarantor and the rights of its creditors, including the holders of the Notes as beneficiaries of the applicable Subsidiary Guarantee, to a share of the assets of any subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of such subsidiary's creditors, except to the extent the Subsidiary Guarantor may be a creditor with recognized claims against such subsidiary. Accordingly, each Subsidiary Guarantee will be effectively subordinated to all existing and future indebtedness and other liabilities of the Subsidiary Guarantor's subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders and preferred stockholders). As of June 30, 2012, in addition to the liabilities arising from obligations to our policyholders, the subsidiaries of the Subsidiary Guarantor had approximately $488.1 million of indebtedness that would have been effectively senior to the Subsidiary Guarantees.

An active after-market for the Notes may not develop.

        The Notes of each series constitute a new issue of securities with no established trading market. We do not intend to have the Notes of either series listed on any national securities exchange or included in any automated dealer quotation system. We cannot assure you that an active after-market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.

        If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes, and there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market value of the Notes. Factors that might influence the market value of the Notes include, but are not limited to:

  •
  our creditworthiness, financial condition, performance and prospects;

  •
  whether the ratings on the Notes provided by any ratings agency have changed;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        If you purchase Notes, whether in this offering or in the secondary market, the Notes may subsequently trade at a discount to the price that you paid for them.

Each Subsidiary Guarantee may be subject to challenge under fraudulent transfer laws.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following: (i) insolvent or was rendered insolvent because of the guarantee; (ii) engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity. To the extent the Subsidiary Guarantee with respect to the Notes of any series were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes of such series would cease to have any claim in respect of the Subsidiary Guarantor and would be solely our creditors. In that event, the claims of the holders of the Notes of such series against the Subsidiary Guarantor would be subject to the prior payment of all liabilities of the Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes of each series relating to the voided Subsidiary Guarantee.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007(1)
Ratio of earnings to fixed charges before interest credited on investment products	6.4	7.1	5.1	5.1	4.4	3.4	7.0
Ratio of earnings to fixed charges	2.6	2.6	2.2	1.9	1.6	1.3	1.8

(1)
2007 data was not retroactively recasted to reflect DPAC guidance and a reinsurance accounting change.

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), and preferred stock dividends by the registrant (PD). The formula for this ratio is:

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF-E+IC) / (I+IF+PD+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

 USE OF PROCEEDS

        We estimate that our net proceeds from this offering will be approximately $                   million, after deducting the underwriting discounts and estimated offering expenses payable by us.

        We intend to use the estimated net proceeds from this offering for general corporate purposes, which may include the repayment of debt (including $400 million aggregate principal amount of the 2014 Notes), possible acquisitions and organic growth. We currently have no definitive agreement or commitment with respect to an acquisition. This prospectus supplement does not constitute a notice of redemption under the indenture governing the 2014 Notes nor an offer to tender for, or purchase, any 2014 Notes or any other security. The ultimate use of the net proceeds from this offering is subject to the discretion of our Board of Directors in light of market conditions and other relevant factors. Wells Fargo Securities, LLC, one of the joint book-running managers, owns a portion of the 2014 Notes that may be repaid with the net proceeds from this offering and, therefore, may receive more than 5% of the net proceeds from this offering. See "Conflicts of Interest" in this prospectus supplement.

 CAPITALIZATION

        The following table shows our cash and cash equivalents and our consolidated capitalization as of June 30, 2012 (i) on an actual basis and (ii) on an as adjusted basis giving effect to the sale of the Notes offered hereby. This information should be read in conjunction with our unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein.

	As of June 30, 2012
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$1,646.6	$

Long-term debt(1)	1,576.9
2022 Notes offered hereby	—
2042 Notes offered hereby	—
Total stockholders' equity	9,434.9

Total capitalization	$11,011.8	$

(1)
Includes current maturities (due within the next twelve months) of $1.3 million as of June 30, 2012, and $400 million aggregate principal amount outstanding of the 2014 Notes, all or a portion of which may be repaid with the net proceeds of this offering.

        In addition to long-term debt outstanding, as of June 30, 2012, we had short-term debt outstanding of $262.9 million.

SELECTED FINANCIAL INFORMATION

        The following table sets forth certain selected historical consolidated financial information of Principal Financial Group, Inc. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for each of the years ended December 31, 2011, 2010 and 2009 and as of December 31, 2011 and 2010 from our audited consolidated financial statements and notes to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for the years ended December 31, 2008 and 2007 and as of December 31, 2009, 2008 and 2007 from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement or the accompanying prospectus. The selected consolidated financial information as of and for the six months ended June 30, 2012 and 2011 has been derived from the unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein. The following consolidated statements of operations and consolidated statements of position data have been prepared in conformity with accounting principles generally accepted in the United States of America.

        The selected financial information as of and for the six months ended June 30, 2011 and the years ended December 31, 2011, 2010, 2009 and 2008 were retrospectively recasted to reflect DPAC guidance and a reinsurance accounting change. See "Financial Statements, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein for an explanation of the accounting changes.

	As of or for the Six Months Ended
			As of or for the Year Ended December 31,
	June 30, 2012(1)	June 30, 2011(1)(2)
			2011(1)(2)	2010(1)(2)	2009(1)(2)	2008(2)	2007(3)
	(Dollars in millions, except as otherwise indicated)
Statement of Operations Data:
Revenues:
Premiums and other considerations	$1,361.1	$1,549.0	$2,891.0	$3,555.5	$3,750.6	$4,209.2	$4,634.1
Fees and other revenues	1,234.1	1,256.2	2,526.7	2,337.1	2,103.7	2,427.5	2,634.7
Net investment income	1,625.8	1,733.4	3,375.3	3,495.8	3,400.1	3,992.7	3,966.5
Net realized capital losses	(6.5)	(20.3)	(122.3)	(190.2)	(398.3)	(694.1)	(328.8)

Total revenues	$4,214.5	$4,518.3	$8,670.7	$9,198.2	$8,856.1	$9,935.3	$10,906.5

Income before income taxes	$512.1	$571.1	$893.1	$785.7	$645.1	$418.1	$1,072.4
Net income(4)	$403.0	$458.0	$688.9	$680.8	$579.5	$436.6	$884.5
Net income attributable to noncontrolling interest	11.9	42.2	36.2	17.9	23.0	7.7	24.2

Net income attributable to Principal Financial Group, Inc.	391.1	415.8	652.7	662.9	556.5	428.9	860.3
Preferred stock dividends(5)	16.5	16.5	33.0	33.0	33.0	33.0	33.0

Net income available to common stockholders	$374.6	$399.3	$619.7	$629.9	$523.5	$395.9	$827.3

Statement of Financial Position Data:
Total assets	$152,050.7	$148,335.3	$147,361.7	$144,673.0	$137,129.7	$127,565.2	$154,520.2
Long-term debt	$1,576.9	$1,582.1	$1,564.8	$1,583.7	$1,584.6	$1,290.5	$1,398.8
Series A preferred stock	$—	$—	$—	$—	$—	$—	$—
Series B preferred stock	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Common stock	4.5	4.5	4.5	4.5	4.5	3.9	3.9
Additional paid-in capital	9,685.4	9,593.7	9,634.7	9,563.8	9,492.9	8,376.6	8,295.4
Retained earnings	4,667.1	4,398.7	4,402.3	3,999.4	3,584.1	3,212.1	3,414.3
Accumulated other comprehensive loss	550.5	741.3	258.0	306.7	(1,061.8)	(5,008.0)	420.2
Treasury stock, at cost	(5,484.9)	(4,961.5)	(5,281.7)	(4,725.3)	(4,722.7)	(4,718.6)	(4,712.2)

Total stockholders' equity attributable to Principal Financial Group, Inc.	9,422.7	9,776.8	9,017.9	9,149.2	7,297.1	1,866.1	7,421.7
Noncontrolling interest	12.2	265.4	353.8	157.2	122.9	96.5	97.6

Total stockholders' equity	$9,434.9	$10,042.2	$9,371.7	$9,306.4	$7,420.0	$1,962.6	$7,519.3

Other Supplemental Data:
Assets Under Management ($ in billions)	$367.1	$335.8	$335.0	$318.8	$284.7	$247.0	$311.1

(1)
For a discussion of items materially affecting the comparability of the six months ended June 30, 2012 with the six months ended June 30, 2011, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Transactions Affecting Comparability of Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein. For a discussion of items materially affecting the comparability of 2011, 2010 and 2009, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Transactions Affecting Comparability of Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein.

(2)
Selected financial information as of and for the six months ended June 30, 2011 and the years ended December 31, 2011, 2010, 2009 and 2008 were retrospectively recasted to reflect DPAC guidance and a reinsurance accounting change. See "Financial Statements, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference herein for an explanation of the accounting changes.

(3)
Selected financial information as of and for the year ended December 31, 2007 was not retroactively recasted to reflect DPAC guidance and a reinsurance accounting change.

(4)
Net income for December 31, 2007 includes $20.2 million of income from discontinued operations, net of related income taxes.

(5)
We declared preferred stock dividends of $33.0 million in each of 2011, 2010, 2009, 2008 and 2007.

DESCRIPTION OF THE NOTES

        Each series of Notes offered by this prospectus supplement is a series of "senior debt securities" as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the debt securities found in the accompanying prospectus in the section entitled "Description of the Debt Securities."

        Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Senior Indenture among Principal Financial Group, Inc., Principal Financial Services, Inc., as the subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of May 21, 2009, as will be supplemented by a supplemental indenture with respect to the Notes of each series (as supplemented, the "Senior Indenture"). References to the "Notes" contained in this prospectus supplement refer to both the      % Senior Notes due 2022 and the      % Senior Notes due 2042 offered by this prospectus supplement, unless the context indicates otherwise. In this "Description of the Notes," references to "Principal," "we," "us" and "our" or similar terms are only to Principal Financial Group, Inc. and not its subsidiaries.

        The Senior Indenture contains negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets contain important exceptions. See "Description of the Debt Securities—Limitations upon Liens" and "—Consolidation, Merger and Sale of Assets" in the accompanying prospectus.

General

        The 2022 Notes initially will be limited to $            aggregate principal amount. The 2042 Notes initially will be limited to $            aggregate principal amount. We may, without the consent of the holders of the Notes, increase the principal amount of the 2022 Notes or the 2042 Notes in the future, on the same terms and conditions (except that the issue price, the first interest payment date and the issue date may vary) and with the same CUSIP number as the applicable series of Notes being offered by this prospectus supplement. The Notes of each series will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. In addition, the Notes of each series will be effectively subordinated to future secured indebtedness of ours to the extent of the assets securing such indebtedness.

        Principal of, and premium, if any, and interest on the Notes will be payable, and transfers of the Notes will be registrable, at our office or agency in the Borough of Manhattan, The City of New York. Transfers of the Notes will also be registrable at any of our other offices or agencies that we may maintain for that purpose. The Notes are to be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

Subsidiary Guarantee

General

        Our obligations under the Senior Indenture and the Notes of each series, including payment of principal of, and premium, if any, and interest on the Notes of each series, will be fully and unconditionally guaranteed by our subsidiary, Principal Financial Services, Inc. (the "Subsidiary Guarantor"), which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies.

Ranking

        Each Subsidiary Guarantee will be a senior unsecured and unsubordinated obligation of the Subsidiary Guarantor and will rank equally in right of payment with all of its existing and future senior indebtedness and senior to all of its existing and future subordinated indebtedness. In addition, each Subsidiary Guarantee will be effectively subordinated to future secured indebtedness of the Subsidiary Guarantor to the extent of the assets securing such indebtedness.

Modification of each Subsidiary Guarantee

        Each Subsidiary Guarantee may be modified or amended on the same terms as the Senior Indenture may be modified or amended as described under "Description of the Debt Securities—Modification and Waiver" in the accompanying prospectus.

Merger or Consolidation of the Subsidiary Guarantor

        Each Subsidiary Guarantee will provide that the Subsidiary Guarantor will not consolidate with or merge with or into any other person or convey, transfer or lease its assets substantially as an entirety to any person, and no person may consolidate with or merge with or into the Subsidiary Guarantor, unless:

  •
  the Subsidiary Guarantor or Principal Financial Group, Inc. will be the surviving company in any merger or consolidation, or

  •
  if the Subsidiary Guarantor consolidates with or merges into another person or conveys, transfers or leases its assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes all of the obligations of the Subsidiary Guarantor under the Senior Indenture and such Subsidiary Guarantee, and

  •
  immediately after giving effect to the consolidation, merger, conveyance, transfer or lease there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

  •
  other conditions described in such Subsidiary Guarantee are met.

        Each Subsidiary Guarantee will further provide that upon any consolidation of the Subsidiary Guarantor with, or merger of the Subsidiary Guarantor into, another person or any conveyance, transfer or lease of the assets of the Subsidiary Guarantor substantially as an entirety to any person, the successor person formed by such consolidation or into which the Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under such Subsidiary Guarantee with the same effect as if such successor person had been named as the Subsidiary Guarantor, and thereafter, except in the case of any lease, the Subsidiary Guarantor shall be relieved of all obligations and covenants under such Subsidiary Guarantee.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Subsidiary Guarantor's wholly owned subsidiaries to the Subsidiary Guarantor, Principal Financial Group, Inc. or to other wholly owned subsidiaries of the Subsidiary Guarantor. In addition, this covenant would not apply to any recapitalization transaction, a change of control of the Subsidiary Guarantor or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by the Subsidiary Guarantor or the conveyance, transfer or lease of the Subsidiary Guarantor's assets substantially as an entirety.

Interest; Maturity; No Sinking Fund

        Each Note will bear interest from September     , 2012 payable semiannually on March         and September         of each year, beginning March     , 2013 to the person in whose name the Note is registered, subject to certain exceptions as provided in the Senior Indenture, at the close of business on                        or                , as the case may be, immediately preceding such March         and September         . The 2022 Notes will bear interest at a rate of      % per year. The 2022 Notes will mature on September     , 2022. The 2042 Notes will bear interest at a rate of      % per year. The 2042 Notes will mature on September     , 2042. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes are not subject to any sinking fund provision.

        If any interest payment date or maturity date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity date, as the case may be.

Optional Redemption

        We may redeem the Notes of each series, at our option, at any time (the "Redemption Date") in whole or from time to time in part at a redemption price equal to the greater of:

          (a)   100% of the principal amount of the Notes being redeemed, or

          (b)   an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of the payments of interest accrued as of such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate, plus                basis points, as calculated by an Independent Investment Banker;

        plus, in either of the above cases, accrued and unpaid interest on the Notes to be redeemed to, but excluding, such Redemption Date.

        If we have given notice as provided in the Senior Indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Notes to be redeemed.

        If we choose to redeem less than all of the Notes of a series, the particular Notes to be redeemed shall be selected by the trustee not more than 45 days prior to the Redemption Date. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, for the Notes to be redeemed in part.

        As used in this prospectus supplement:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means an independent investment banking institution of national standing appointed by us.

        "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Barclays Capital Inc., Wells Fargo Securities, LLC and two other primary U.S. government securities dealers (each, a "Primary Treasury Dealer"), as specified by us; provided that if any of Citigroup Global Markets Inc., Barclays Capital Inc., Wells Fargo Securities, LLC or any Primary Treasury Dealer as specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

        "Treasury Rate" means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

Events of Default

        In addition to the events of default set forth under "Description of the Debt Securities—Events of Default" in the accompanying prospectus, each of the following will also constitute an event of default for the Notes of each series:

  •
  default for 30 days in the payment of any interest on the Notes of such series under the applicable Subsidiary Guarantee by the Subsidiary Guarantor;

  •
  default in the payment of principal of the Notes of such series, or premium, if any, when due under the applicable Subsidiary Guarantee by the Subsidiary Guarantor;

  •
  default (other than those relating to payment) in the performance, or breach, of any covenant or warranty in the Senior Indenture or the applicable Subsidiary Guarantee for 90 days after written notice;

  •
  certain events of bankruptcy, insolvency or reorganization with respect to the Subsidiary Guarantor; or

  •
  the applicable Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with its terms) or the Subsidiary Guarantor denies or disaffirms its obligations under the applicable Subsidiary Guarantee.

Global Securities

        The Notes of each series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, the depositary, The Depository Trust Company ("DTC" or the "depositary"). Interests in the global securities will be issued only in denominations of $2,000 or any multiple of $1,000 in excess thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for the global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by the underwriters in immediately available funds. So long as the depositary continues to make same-day settlement available to us, all payments of principal and interest on the Notes will be made by us in immediately available funds.

        The depositary will facilitate same-day settlement for trading in the Notes until maturity, and secondary market trading activity in the Notes will therefore be required by the depositary to settle in immediately available funds.

Book-Entry System

DTC

        Initially, the Notes will be registered in the name of Cede & Co., the nominee of the depositary. Accordingly, beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants.

        The depositary has advised us and the underwriters as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Direct Participants") deposit with the depositary. The depositary also eliminates the need for physical movement of securities certificates by facilitating the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in the Direct Participants' accounts. Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the depositary and its Direct and Indirect Participants are on file with the SEC.

        The depositary advises that its established procedures provide that:

  •
  upon our issuance of the Notes, the depositary will credit the accounts of Direct Participants designated by the underwriters with the principal amounts of the Notes purchased by the underwriters; and

  •
  ownership of interests in the global securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the depositary, the Direct Participants and the Indirect Participants.

        The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Persons required to take physical delivery of securities they own may not be able to purchase beneficial interests in the global securities.

        So long as a nominee of the depositary is the registered owner of the global securities, the nominee for all purposes will be considered the sole owner or holder of the global securities under the

Senior Indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

        Neither we, the trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Principal, premium and interest payments on the Notes registered in the name of the depositary's nominee will be made in immediately available funds to the depositary's nominee as the registered owner of the global securities. Under the terms of the Notes, we and the trustee will treat the persons in whose names the Notes are registered as the owners of those Notes for the purpose of receiving payment of principal and interest on those Notes and for all other purposes whatsoever. Therefore, neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the global securities. The depositary has advised us and the trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on the depositary's records, unless the depositary has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Direct and Indirect Participants and not of the depositary, the trustee or us, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the depositary is our responsibility or the responsibility of the trustee; disbursement of those payments to the owners of beneficial interests in the global securities shall be the responsibility of the depositary and Direct and Indirect Participants.

        Notes represented by a global security will be exchangeable for Notes in definitive form of like tenor as the global security in denominations of $2,000 or any multiple of $1,000 in excess thereof if the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days or we in our discretion at any time determine not to require all of the Notes to be represented by a global security and notify the trustee thereof. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for Notes issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

        Clearstream Banking, société anonyme ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear") have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream's U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

        Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by U.S. and Non-U.S. Holders (each as defined below) that purchase the Notes at their issue price (generally the first price at which a substantial amount of the Notes of the applicable series is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such Notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        The term "Non-U.S. Holder" means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. The term "Holder" means a U.S. Holder or a Non-U.S. Holder.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a Note.

        PERSONS CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

  Interest

        In general, interest payable on a Note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. The Notes are not expected to be issued with an amount of original issue discount ("OID") that is equal to or greater than a statutorily defined de minimis amount. However, if a Note is issued with an amount of OID that is equal to or greater than the statutorily defined de minimis amount, each U.S. Holder of such Note generally will be required to include OID in its income as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, possibly before such U.S. Holder receives any payment attributable to such income. The remainder of this discussion assumes that the Notes are not issued with an amount of OID that is equal to or greater than the statutorily defined de minimis amount.

  Sale, Exchange, Retirement or Other Disposition of the Notes

        Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder's income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder's adjusted tax basis in such Note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        Information reporting generally will apply to a U.S. Holder with respect to payments of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (which for an individual would be such individual's Social Security number) is correct, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the U.S. Internal Revenue Service (the "IRS").

  Medicare Tax

        Beginning in 2013, certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from a disposition of the Notes. Each U.S. Holder that is an individual, estate or trust should consult its tax advisors in this regard.

Non-U.S. Holders

  General

        Subject to the discussion below concerning backup withholding and FATCA:

          (a)   payments of principal, interest and premium with respect to a Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest, (i) such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and

          (b)   a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met (in each case, subject to the provisions of an applicable tax treaty).

        The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement, generally on IRS Form W-8BEN, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a United States person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities.

        If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN) to the applicable withholding agent.

        If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a Note or as gain recognized on the sale, exchange, retirement or other disposition of a Note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

  FATCA Legislation

        Legislation enacted on March 18, 2010, commonly referred to as the Foreign Account Tax Compliance Act provisions, or "FATCA," generally imposes a withholding tax of 30% on payments of (i) interest on a debt obligation of a U.S. issuer on or after January 1, 2014, and (ii) gross proceeds from the sale or other disposition of such a debt obligation on or after January 1, 2015, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or identifying its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity.

        Pursuant to proposed U.S. Treasury regulations, FATCA generally does not apply to a debt obligation outstanding on January 1, 2013, unless such debt obligation undergoes a "significant modification" (within the meaning of Treasury Regulation section 1.1001-3) after such date. However, these regulations are currently only in proposed form and have yet to be finalized. Non-U.S. Holders should consult their own tax advisers regarding the application of FATCA to the Notes.

  Information Reporting and Backup Withholding

        Amounts treated as payments of interest on a Note to a Non-U.S. Holder and the amount of any tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder.

        The information reporting and backup withholding rules that apply to payments of interest to a U.S. Holder generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

UNDERWRITING

General

        The Company, the Subsidiary Guarantor and the underwriters for the offering named below, for whom Citigroup Global Markets Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the Notes dated the date of this prospectus supplement. Subject to certain conditions in the underwriting agreement, we have agreed to sell to each of the underwriters named below and each underwriter has severally, and not jointly, agreed to purchase the principal amount of Notes indicated in the following table.

Underwriter	Principal Amount of 2022 Notes	Principal Amount of 2042 Notes
Citigroup Global Markets Inc.	$	$
Barclays Capital Inc.
Wells Fargo Securities, LLC

Total	$	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes in connection with this offering are subject to the approval of legal matters by counsel and other conditions. The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price of up to        % of the principal amount of the 2022 Notes and        % of the principal amount of the 2042 Notes, as applicable. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable public offering price of up to    % of the principal amount of the 2022 Notes and    % of the principal amount of the 2042 Notes, as applicable. If all the Notes of a series are not sold at the applicable public offering price, the underwriters may change the offering price and the other selling terms.

New Issue

        The Notes of each series are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes of either series.

Underwriting Discounts

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of principal amount):

Paid by the Company
Per 2022 Note		%
Per 2042 Note		%

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes of each series. As a result, the price of the Notes of each series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Expenses and Indemnification

        We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $750,000.

        We and the Subsidiary Guarantor have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant Provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

        This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in a Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the placement contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized nor do they authorize, the making of any offer of the notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom, (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), (3) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (4) other persons to whom it may lawfully be communicated (each such person in (1) to (4) being referred to as a "relevant person"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

CONFLICTS OF INTEREST

        Wells Fargo Securities, LLC, one of the joint book-running managers, also owns a portion of the 2014 Notes. Because more than 5% of the net proceeds from this offering may be used to repay amounts owed to Wells Fargo Securities, LLC in respect of the 2014 Notes it owns, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. In accordance with the requirements of FINRA Rule 5121, no "qualified independent underwriter" is required to be appointed in connection with this offering. However, no sale of the Notes will be made by Wells Fargo Securities, LLC to an account over which it exercises discretion without the prior specific written consent of the account holder.

 VALIDITY OF THE NOTES

        The validity of the Notes and the Subsidiary Guarantees will be passed upon for us by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036. Certain legal matters relating to the issuance of the Subsidiary Guarantees will be passed upon for us by Karen E. Shaff, Executive Vice President and General Counsel of the Company.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement to which this prospectus supplement relates (including the exhibits and schedules thereto).

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, prior to the termination or completion of the offering under this prospectus supplement:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

          (b)   Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2012 and for the quarter ended March 31, 2012;

          (c)   Our Current Reports on Form 8-K filed on September 5, 2012, May 25, 2012, February 2, 2012 and January 20, 2012; and

          (d)   Our Proxy Statement filed on April 11, 2012 for the 2012 Annual Meeting of Stockholders.

        You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC's Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus supplement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392, Telephone: (515) 247-5111.

PROSPECTUS

Principal Financial Group, Inc.

Debt Securities
Junior Subordinated Debt Securities
Junior Subordinated Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

Principal Capital I
Principal Capital II
Principal Capital III

Preferred Securities Guaranteed

as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination and the trusts may offer from time to time the trust preferred securities.

        We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Our Common Stock is listed on the New York Stock Exchange under the symbol "PFG".

        We or the trusts may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2011

Page
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS	v
PRINCIPAL FINANCIAL GROUP, INC.	1
THE PRINCIPAL CAPITAL TRUSTS	2
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.	4
DESCRIPTION OF THE DEBT SECURITIES	5
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	17
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES	30
DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.	40
DESCRIPTION OF DEPOSITARY SHARES	45
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	50
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	50
DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	63
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES	66
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	68
PLAN OF DISTRIBUTION	70
VALIDITY OF SECURITIES	73
EXPERTS	73
WHERE YOU CAN FIND MORE INFORMATION	73
INCORPORATION BY REFERENCE	74

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and the trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trusts may sell their trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" are to Principal Capital I, Principal Capital II and Principal Capital III, collectively, and references to a "trust" are to Principal Capital I, Principal Capital II or Principal Capital III, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Principal," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

 FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

  •
  continued difficult conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

  •
  continued volatility or further declines in the equity markets could reduce our assets under management ("AUM") and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

  •
  our valuation of fixed maturities and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition;

  •
  the determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position;

  •
  gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective;

  •
  if we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our deferred policy acquisition costs and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the asset and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block ("Closed Block") assets;

  •
  a pandemic, terrorist attack or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws, regulations or accounting standards may reduce our profitability;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

  •
  fluctuations in foreign currency exchange rates could reduce our profitability;

  •
  applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

  •
  our financial results may be adversely impacted by global climate changes; and

  •
  the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

        We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

 NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

        In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Principal, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Principal and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Principal's other public filings, which are available without charge through the SEC website at www.sec.gov.

v

PRINCIPAL FINANCIAL GROUP, INC.

        The Principal Financial Group is a leading provider of retirement savings, investment and insurance products and services with $327.4 billion in AUM and approximately 16 million customers worldwide as of March 31, 2011.

        Our U.S. and international operations concentrate primarily on asset accumulation and asset management. In addition, we offer a broad range of individual and group life insurance, individual and group disability insurance and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. We are the leading provider of corporate defined contribution plans in the U.S., according to Spectrem Group. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of non-medical insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our business into the following reportable segments: (1) Retirement and Investor Services, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses and individuals, with a concentration on small and medium-sized businesses; (2) Principal Global Investors, which provides a diverse range of asset management services covering a broad range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients; (3) Principal International, which provides retirement products and services, annuities, mutual funds, institutional asset management and life insurance accumulation products through acquisitions, start-up operations and joint ventures in various countries; and (4) U.S. Insurance Solutions, which provides individual life insurance and specialty benefits, which include group dental, group vision, group life, group disability, wellness and individual disability insurance throughout the U.S. We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879 and formed a mutual insurance holding company in 1998. Principal Financial Group, Inc. was organized on April 18, 2001, as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., and merged into Principal Financial Services, Inc. on October 26, 2001, when we completed our initial public offering.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 THE PRINCIPAL CAPITAL TRUSTS

        We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement that includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

        Each trust exists for the exclusive purposes of:

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  issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

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  issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

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  using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debt securities,"

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  distributing the cash payments it receives from the corresponding junior subordinated debt securities it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

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  engaging in the other activities that are necessary, convenient or incidental to these purposes.

        Accordingly, the corresponding junior subordinated debt securities will be the sole assets of each trust, and payments under the corresponding junior subordinated debt securities and the related expense agreement will be the sole revenue of each trust.

        We will own all of the common securities of each trust. The common securities of a trust will rank equally with, and payments will be made pro rata with, the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities—Subordination of Common Securities."

        Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years from its date of formation. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

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  Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

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  Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

        Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated debt security indenture pursuant to which we will issue the junior subordinated debt securities. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

        The principal executive office of each trust is 711 High Street, Des Moines, Iowa 50392, Attention: Corporate Secretary and its telephone number is (515) 247-5111.

        In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this prospectus. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debt securities issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for each of the periods indicated, our ratio of earnings to fixed charges.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges before interest credited on investment products	7.1	6.5	5.5	5.1	3.7	7.0	10.7
Ratio of earnings to fixed charges	2.6	2.1	2.0	1.7	1.4	1.8	2.2

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D). The formula for this ratio is: (BT+I+IF-E) / (I+IF+PD+D).

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD), dividends on majority-owned subsidiary redeemable preferred securities (non intercompany) (D) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF-E+IC) / (I+IF+PD+D+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.

        Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.

        If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," entered into among us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

        We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities Are Unsecured Obligations

        Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life Insurance Company ("Principal Life") and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary

Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "—Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions,

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  sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture, any provisions regarding subordination,

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  provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such debt securities or related guarantee.

        Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See "Description of Warrants" and "Description of Purchase Contracts."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

  •
  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

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  will not be considered the owner or holder of the debt securities under the indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

  Notice of Redemption

        Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

  •
  we will be the surviving company in any merger or consolidation,

  •
  if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

  •
  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

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  other conditions described in the relevant indenture are met.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

        The indentures provide that neither we nor any of our restricted subsidiaries, are permitted, directly or indirectly, to, create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

        When we use the term "restricted subsidiary," we mean Principal Life Insurance Company and any other subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary, other than Principal Life Insurance Company, is a restricted subsidiary:

  •
  if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

  •
  if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

  •
  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

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  modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

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  modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

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  default for 30 days in the payment of any interest when due,

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  default in the payment of principal, or premium, if any, when due,

  •
  default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

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  certain events of bankruptcy, insolvency or reorganization,

  •
  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

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  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged the indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under "Limitation upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

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  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

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  no event of default under the indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the indentures are met.

        The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

        In the subordinated indenture, we have agreed, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Concerning the Trustees

        The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        We will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture to be entered into between us, the Subsidiary Guarantor, as guarantor, and Wilmington Trust Company, as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debt security indenture. We may also issue junior subordinated debt under our junior subordinated debenture indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Junior Subordinated Debentures" for a description of our junior subordinated debenture indenture and junior subordinated debentures.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

        The following description of the terms of the junior subordinated debt securities and any associated subsidiary guarantee is a summary. It summarizes only those terms of the junior subordinated debt securities and any associated subsidiary guarantee which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

Ranking of the Junior Subordinated Debt Securities

        Each series of junior subordinated debt securities will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities and with all series of our junior subordinated debentures, and will be unsecured and subordinate and junior, as described in the junior subordinated debt security indenture, to all of our senior indebtedness as defined in the junior subordinated debt security indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt security indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debt security indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

        We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated debt security indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

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  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  conversion or exchange provisions, if any,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debt security indenture,

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  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

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  whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into preferred securities or other securities,

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  provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such junior subordinated debt securities or related subsidiary guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities

        We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the junior subordinated debt security indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated debt security indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debt securities, neither we nor the debenture trustee will be required to:

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  issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

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  transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

        We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debt Security

        If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated debt security indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated debt security indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

        Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the debenture trustee or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

        Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

        We may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $25 but only in integral multiples of $25.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security shall be equal to the sum of (i) any accrued and unpaid interest as of the redemption date, and (ii) the greater of:

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  the principal amount, and

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  an amount equal to:

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  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

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  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

        The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debt security prior to the stated maturity.

        The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debt securities, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

        The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debt securities having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

        The discounted swap equivalent payments will equal the sum of:

  •
  the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debt security at the stated maturity of the final payment of the principal of the junior subordinated debt securities. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debt security prior to the stated maturity, and

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  the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debt securities being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debt security prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debt securities, a termination date set at the stated maturity of the junior subordinated debt securities and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  Special Event Redemption

        Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debt securities then exists, we may, at our option, redeem the series of junior subordinated debt securities in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

        A "special event" means a "tax event" or an "investment company event." A "tax event" occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

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  interest payable by us on the series of junior subordinated debt securities is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        An "investment company event" occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the maturity of the junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities or guarantees that rank equally with or junior in interest to the junior subordinated debt securities, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

Modification of Indenture

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated debt security indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated debt security indenture to maintain the qualification of the junior subordinated debt security indenture under the Trust Indenture Act.

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated debt security indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

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  change the stated maturity of the junior subordinated debt securities,

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  reduce the principal amount of the junior subordinated debt securities,

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  reduce the rate or, except as permitted by the junior subordinated debt security indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities, or

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  reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated debt security indenture.

        In the case of corresponding junior subordinated debt securities, so long as any of the corresponding series of preferred securities remain outstanding:

  •
  no such modification may be made that adversely affects the holders of the preferred securities,

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  no termination of the junior subordinated debt security indenture may occur, and

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  no waiver of any debenture event of default or compliance with any covenant under the junior subordinated debt security indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest on the corresponding junior subordinated debt securities have been paid in full and other conditions are satisfied.

        In addition, we, the debenture trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Debenture Events of Default

        Under the terms of the junior subordinated debt security indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debt securities:

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  failure for 30 days to pay any interest on the series of junior subordinated debt securities when due, subject to the deferral of any due date in the case of an extension period,

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  failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due, including at maturity, upon redemption or by declaration,

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  failure to observe or perform in any material respect specified other covenants contained in the junior subordinated debt security indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debt securities,

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  certain events of our bankruptcy, insolvency or receivership, or

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

  Effect of Event of Default

        The holders of a majority in outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debt securities, if the debenture trustee or the holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the debenture trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

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  certain amounts owing to the debenture trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities, waive any past default and its consequences, except:

  •
  a default in the payment of principal (or premium, if any) or interest, and

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  a default relating to a covenant or provision which under the junior subordinated debt security indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

        We are required under the junior subordinated debt security indenture to file annually with the junior subordinated debt security indenture trustee a certificate of compliance.

  Direct Actions by Holders of Trust Preferred Securities

        If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us or any guarantor, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

        We may not amend the junior subordinated debt security indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We have the right under the junior subordinated debt security indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debt securities.

        You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

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  if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

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  in the case of corresponding junior subordinated debt securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

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  other conditions described in the junior subordinated debt security indenture are met.

        The general provisions of the junior subordinated debt security indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debt security indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the debenture trustee for cancellation:

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  have become due and payable, or

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  will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated debt security indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debt security indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debt security indenture.

Conversion or Exchange

        We may issue junior subordinated debt securities that we may convert or exchange into preferred securities or other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debt security indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt security is subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debt security indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt security is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debt security indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debt security indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debt security indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

        The junior subordinated debt security indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated debt security indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debenture indenture. We may also issue junior subordinated debt under our junior subordinated debt security indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Junior Subordinated Debt Securities" for a description of our junior subordinated debt security indenture and junior subordinated debt securities.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debentures, issue additional junior subordinated debentures having the same terms and conditions as junior subordinated debentures previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debentures and the junior subordinated debentures previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debentures shall include, unless the context otherwise requires, any further junior subordinated debentures issued as described in this paragraph.

        The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated debenture indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated debenture indenture which are also important to you. You should read the junior subordinated debenture indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated debenture indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debenture indenture.

Ranking of the Junior Subordinated Debentures

        Each series of junior subordinated debentures will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debentures and all series of our junior subordinated debt securities, and will be unsecured and subordinate and junior, as described in the junior subordinated debenture indenture, to all of our senior indebtedness as defined in the junior subordinated debenture indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debentures and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debentures, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debenture indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debenture indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debentures

        We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated debenture indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

  •
  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

  •
  the interest rate(s) or the method of determining these interest rate(s),

  •
  the date(s) on which interest will be payable or the method of determining these date(s),

  •
  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

  •
  the place or places where we may pay principal, premium, if any, and interest,

  •
  the redemption or early payment provisions,

  •
  the authorized denominations,

  •
  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

  •
  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debenture indenture,

  •
  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

  •
  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debentures,

  •
  whether we will issue the junior subordinated debentures, in whole or in part, in the form of one or more global securities,

  •
  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into cash or other securities or property,

  •
  provided the junior subordinated debentures are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated securities and, if so, the material terms of such subsidiary guarantee, and

  •
  additional terms not inconsistent with the provisions of the junior subordinated debenture indenture.

Special Payment Terms of the Junior Subordinated Debentures

        We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated debenture indenture. We will appoint the trustee as securities registrar under the junior subordinated debenture indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debentures, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  •
  register, transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

Global Junior Subordinated Debentures

        We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except as a whole:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debenture

        If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated debenture indenture. Except as provided below, you:

  •
  will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

  •
  will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated debenture indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debentures

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $1,000 but only in integral multiples of $1,000. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to defer payment of interest otherwise due and payable on the junior subordinated debentures for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

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  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the junior subordinated debentures or junior to the junior subordinated debentures.

Modification of Indenture

        We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debentures. We may also amend the junior subordinated debenture indenture to maintain the qualification of the junior subordinated debenture indenture under the Trust Indenture Act.

        We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

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  change the stated maturity of the junior subordinated debentures,

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  reduce the principal amount of the junior subordinated debentures,

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  reduce the rate or, except as permitted by the junior subordinated debenture indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures.

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  modify the subordination provisions of the junior subordinated debenture indenture with respect to the subordination of a series of junior subordinated debentures in any manner materially adverse to the holders of such series, or

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  reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated debenture indenture.

        In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Debenture Events of Default

        Under the terms of the junior subordinated debenture indenture, the events that constitute an event of default for a series of junior subordinated debentures will include:

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  certain events of our bankruptcy, insolvency or receivership, and

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  any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

  Effect of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal and accrued but unpaid interest due and payable immediately upon a debenture event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debentures of the series shall automatically become due and payable.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

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  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debenture or (2) in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture affected.

        We will be required under the junior subordinated debenture indenture to file annually with the junior subordinated debenture indenture trustee a certificate of compliance.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:

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  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, and

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  other conditions described in the junior subordinated debenture indenture are met.

        The general provisions of the junior subordinated debenture indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debenture indenture provides that when, among other things, all junior subordinated debentures of a series not previously delivered to the trustee for cancellation:

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  have become due and payable, or

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense, and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated debenture indenture will cease to be of further effect with respect to junior subordinated debentures of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debentures of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debenture indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debenture indenture.

Conversion or Exchange

        We may issue junior subordinated debentures that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debenture indenture, we have agreed, and holders of junior subordinated debentures will be deemed to have agreed, that any junior subordinated debentures are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        If the maturity of any junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures or for the acquisition of junior subordinated debentures (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debenture indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other indebtedness which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debenture indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debenture indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law

        The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated debenture indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

 DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.

        Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.

        As of March 31, 2011, we had 321.3 million outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock. See "—Stockholder Rights Plan." As of March 31, 2011, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding.

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to the outstanding Series A Perpetual Preferred Stock, the outstanding Series B Perpetual Preferred Stock or any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol "PFG".

Preferred Stock

        We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

        We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

        On October 22, 2001, our board of directors authorized the issuance of one right with respect to each share of common stock issued between October 22, 2001 and the distribution date (as described below). When these rights become exercisable, holders of the rights will be entitled to purchase Series A Junior Participating Preferred Stock. See "—Stockholder Rights Plan".

Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware Law

        A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the Iowa insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the Iowa insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws, See "Where You Can Find More Information" for information on where to obtain a copy of our certificate of incorporation and by-laws.

  Unissued Shares of Capital Stock

        Common Stock.    As of March 31, 2011, we had 321.3 million outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    As of March 31, 2011, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding. Our board of directors has the authority to issue additional preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

        Classified Board of Directors and Removal of Directors.    Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.    Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

        Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.    Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The Chairman of the Board, chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

  Limitations on Director Liability

        Our certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

        Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.    The provisions of our certificate of incorporation governing, among other things the classified board, the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three/fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three/fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

        Business Combination Statute.    In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

  Limitations on Acquisitions of Securities

        State insurance laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa, Arizona and Vermont insurance holding company laws, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies. These insurance holding company laws prohibit a person from acquiring direct or indirect control of an insurer incorporated in the relevant jurisdiction without prior insurance regulatory approval.

Stockholder Rights Plan

        Our board of directors has adopted a stockholder rights plan under which each outstanding share of our common stock issued between October 22, 2001 and the distribution date (as described below) is coupled with a stockholder right. The stockholder rights are attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right entitles the holder to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock. Each one one-thousandth of a share of Series A Junior Participating Preferred Stock have economic and voting terms equivalent to one share of Principal Financial Group, Inc.'s common stock. Until it is exercised, the right itself will not entitle the holder of the right to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are found in a rights agreement entered into between Principal Financial Group, Inc. and Mellon Investor Services LLC, as rights agent. The following description of the rights agreement is a summary. You should read the rights agreement for a full description. The rights agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information."

        Stockholder rights are not exercisable until the distribution date and will expire at the close of business on October 22, 2011, unless earlier redeemed or exchanged by us. A distribution date would occur upon the earlier of:

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  the tenth day after the first public announcement or communication to us that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 10% or more of our outstanding common stock (the date of such announcement or communication is referred to as the stock acquisition time), or

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  the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock or, in some circumstances, cash, a reduction in purchase price, property or other securities of Principal Financial Group, Inc., having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

        If at any time after a public announcement has been made or Principal Financial Group, Inc. has received notice that a person has become an acquiring person:

  •
  Principal Financial Group, Inc. is acquired in a merger or other business combination, or

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  50% or more of Principal Financial Group, Inc.'s assets, cash flow or earning power is sold or transferred,

each holder of a stockholder right, except rights which previously have been voided as described above, will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

        The purchase price payable, the number of one one-thousandth of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of stockholder rights and the number of such rights outstanding, are subject to adjustment from time to time to prevent dilution. Except as provided in the rights agreement, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

        At any time until the earlier of (1) the stock acquisition time or (2) the final expiration date of the rights agreement, we may redeem all the stockholder rights at a price of $0.001 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of our common stock, we may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A Junior Participating Preferred Stock or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges, per right.

        The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire Principal Financial Group, Inc. and other coercive takeover tactics which, in the opinion of Principal Financial Group, Inc.'s board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, our Series A Junior Participating Preferred Stock, our Series A Perpetual Preferred Stock and our Series B Perpetual Preferred Stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

        We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

        Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed, or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants,

  •
  the debt securities for which the debt warrants are exercisable,

  •
  the aggregate number of the debt warrants,

  •
  the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the debt warrants,

  •
  the designation and terms of any related debt securities and guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security,

  •
  the date, if any, from which you may separately transfer the debt warrants and the related securities,

  •
  the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of the debt warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

  •
  the terms of the securities you may purchase upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

  •
  the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one trust are not available to satisfy the obligations of any other trust.

        The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

Ranking of Preferred Securities

        The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "—Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities.

        Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

Distributions on the Preferred Securities

        The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

        The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

        Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.

        If provided in the applicable prospectus supplement, we have the right under the junior subordinated debt security indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

        If we exercise this right, during the extension period we and our subsidiaries may not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

        We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debt Securities."

        If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

  Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debt Securities

        Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption."

        If less than all of any series of corresponding junior subordinated debt securities are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

        We must repay the principal of the corresponding junior subordinated debt securities when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debt securities:

  •
  in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption,"

  •
  at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption," or

  •
  as we may otherwise specify in the applicable prospectus supplement.

  Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

        If an event occurs that constitutes a tax event or an investment company event we will have the right to:

  •
  redeem the corresponding junior subordinated debt securities in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

  •
  dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

        When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debt securities,

  •
  interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

        When we use the term "like amount," we mean:

  •
  with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

  •
  with respect to a distribution of corresponding junior subordinated debt securities to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of your preferred securities.

        When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of preferred securities:

  •
  the series of preferred securities will no longer be deemed to be outstanding,

  •
  The Depository Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon that distribution, and

  •
  any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

        We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debt securities that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debt securities that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Voluntary Distribution of Junior Subordinated Debentures

        If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debt securities to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

Redemption Procedures

        The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "—Book-Entry Issuance."

        If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

        The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

        The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debt securities to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

        If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

Subordination of Common Securities

        The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

        Each trust will automatically dissolve upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will dissolve the trust on the first to occur of:

  •
  our bankruptcy, dissolution or liquidation,

  •
  the occurrence of a tax event, an investment company event or a grantor trust event (each as defined in the trust agreement) and written direction is given by us to the property trustee within forty-five days of such event to dissolve the trust,

  •
  the redemption of all of the preferred securities, and

  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the clauses above (except with respect to a redemption of all of the preferred securities), the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debt securities. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debt securities may be subject to optional redemption in whole, but not in part.

Events of Default; Notice

        Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

  •
  the occurrence of a debenture event of default under the junior subordinated debt security indenture (see "Description of Junior Subordinated Debt Securities—Debenture Events of Default") or an event of default described in any related guarantee,

  •
  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

  •
  default by the trust in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

  •
  the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

        If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "—Liquidation Distribution Upon Dissolution."

        The existence of an event of default does not entitle you to accelerate the maturity.

Removal of Trustees

        Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

        Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

Merger or Consolidation of Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described under "—Liquidation Distribution Upon Dissolution."

        A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

  •
  the successor entity must either:

  •
  expressly assume all of the obligations of the trust relating to the preferred securities, or

  •
  substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

  •
  we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities,

  •
  the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

  •
  the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

  •
  the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

  •
  the successor entity must have a purpose substantially identical to that of the trust,

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

  •
  the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

  •
  following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

  •
  we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

        However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

        We and the administrative trustees may amend a trust agreement without your consent:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

        However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any such amendments of the trust agreement will become effective when notice is given to you and us.

        We and the administrative trustees may also amend a trust agreement with:

  •
  the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

  •
  receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

        Without both your and our consent a trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

  •
  restrict your or our right to institute suit for the enforcement of any payment on or after that date.

        So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debt securities,

  •
  waive any past default that is waiveable under specified sections of the junior subordinated debt security indenture,

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable, or

  •
  consent to any amendment, modification or termination of the junior subordinated debt security indenture or the corresponding junior subordinated debt securities, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated debt security indenture would require the consent of each holder of corresponding junior subordinated debt securities affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

        The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

        Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

        Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

        Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Preferred Security

        If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

        So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

  •
  will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

  •
  will not be considered the owner or holder of the preferred security under the trust agreement.

  Payments of Distributions

        We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Preferred Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

        Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

        A trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

Registrar and Transfer Agent

        Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

        A trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

        You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

 DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC.
OF THE TRUST PREFERRED SECURITIES

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the preferred securities of a trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

General Terms of the Guarantee

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

  •
  any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

  •
  the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debt securities are distributed to you, the lesser of:

  •
  the liquidation distribution, and

  •
  the amount of assets of the trust remaining available for distribution to you.

        Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

        The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

        If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "—Status of the Guarantee."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including our obligations under the guarantee, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit us from incurring or issuing other secured or unsecured debt under any indenture that we may have entered into or enter into in the future. We expect from time to time to incur additional senior indebtedness. See "—Status of the Guarantee."

        We have, through the guarantee, the trust agreement, the junior subordinated debt securities, the junior subordinated debt security indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of Principal Financial Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debt securities to you.

Amendments and Assignment

        We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement."

        All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect:

  •
  upon full payment of the redemption price of the related preferred securities,

  •
  upon full payment of the amounts payable upon liquidation of the related trust, or

  •
  upon distribution of corresponding junior subordinated debt securities to the holders of the preferred securities.

        The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

 DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

        The corresponding junior subordinated debt securities are to be issued in one or more series of junior subordinated debt securities under the junior subordinated debt security indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debt Securities."

        The following description of the terms of the corresponding junior subordinated debt securities and the junior subordinated debt security indenture is a summary. It summarizes only those portions of the junior subordinated debt security indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture itself for a full description of its terms. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

General Terms of the Corresponding Junior Subordinated Debt Securities

        At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debt securities. The corresponding junior subordinated debt securities will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated debt security indenture to all our senior indebtedness. See "Description of Junior Subordinated Debt Securities—Subordination" and the prospectus supplement relating to any offering of related preferred securities.

Optional Redemption

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debt securities will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

  •
  the principal amount of the debentures, and

  •
  an amount equal to:

  •
  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debt Securities—Redemption."

  •
  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See "Description of Junior Subordinated Debt Securities—Redemption."

        If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated debt security indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debt Securities—Redemption."

        For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the series for all interest periods terminating on or prior to the redemption date.

Covenants of Principal Financial Group, Inc.

        We will covenant in the junior subordinated debt security indenture for each series of corresponding junior subordinated debt securities that we will pay additional sums to the trust, if:

  •
  the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debt securities,

  •
  a tax event exists, and

  •
  we have not redeemed the corresponding junior subordinated debt securities or terminated the trust.

        We will also covenant, for each series of corresponding junior subordinated debt securities, that we and our subsidiaries will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

  •
  make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debt securities, that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions in our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee of preferred securities,

if at that time:

  •
  there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities which we have not taken reasonable steps to cure,

  •
  we are in default on our payment of any obligations under the related guarantee, or

  •
  we have given notice of our selection of an extension period as provided in the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities and have not rescinded that notice, or the extension period, or any extension, is continuing.

        We will also covenant, for each series of corresponding junior subordinated debt securities:

  •
  to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued,

  •
  not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debt securities to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

  •
  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY
PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debt securities, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

  •
  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

  •
  we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

  •
  each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated debt security indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the trust will not pay distributions or other amounts due on its preferred securities.

        Notwithstanding anything to the contrary in the junior subordinated debt security indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated debt security indenture with and to the extent we have made or are making a payment under the related guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

        The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debt securities and related purposes.

        A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debt securities held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

        Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities—Liquidation Distribution Upon Termination."

        Upon any voluntary or involuntary liquidation or bankruptcy of Principal Financial Group, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

        A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated debt security indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated debt security indenture provide that we may not make payments on the corresponding junior subordinated debt securities until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the junior subordinated debt security indenture.

 PLAN OF DISTRIBUTION

        We may sell securities from time to time in one or more transactions separately or as units with other securities, and the trusts may sell from time to time the trust preferred securities. We or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or the trusts may issue securities as a dividend or distribution. In some cases, we or the trusts or dealers acting with us or the trusts or on behalf of us or the trusts may also purchase securities and reoffer them to the public. We or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we or the trusts designate may solicit offers to purchase the securities.

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  We or the trusts will name any agent involved in offering or selling securities, and disclose any commissions that we or the trusts will pay to the agent, in the applicable prospectus supplement.

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  Unless we or the trusts indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

        We or the trusts may use an underwriter or underwriters in the offer or sale of the securities.

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  If we or the trusts use an underwriter or underwriters, we or the trusts will execute an underwriting agreement with the underwriter or underwriters at the time that we or the trusts reach an agreement for the sale of the securities.

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  We or the trusts will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement to sell the securities.

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  We or the trusts may use a dealer to sell the securities.

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  If we or the trusts use a dealer, we or the trusts, as principal, will sell the securities to the dealer.

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  We or the trusts will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We or the trusts may solicit directly offers to purchase the securities, and we or the trusts may directly sell the securities to institutional or other investors. We or the trusts will describe the terms of direct sales in the applicable prospectus supplement.

        We or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

        We or the trusts may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our or the trusts' agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the securities they remarket.

        We or the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or the trusts, in the ordinary course of business.

        We or the trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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  If we or the trusts use delayed delivery contracts, we or the trusts will disclose that we or the trusts are using them in the prospectus supplement and will tell you when we or the trusts will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we or the trusts describe in the prospectus supplement.

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  We or the trusts will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or the trusts or borrowed from us or the trusts or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the trusts in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the trusts default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

        Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and for the trusts and us by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in the Principal Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2010 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon which contain an explanatory paragraph describing, in response to new accounting standards, changes in methods of accounting for credit derivatives embedded in beneficial interests in securitized financial assets effective July 1, 2010, for variable interest entities effective January 1, 2010, for other-than-temporary impairments on debt securities and for the treatment of noncontrolling interests effective January 1, 2009, and for its pension and other post retirement benefits effective January 1, 2008, included therein, and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The Securities and Exchange Commission maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the Securities and Exchange Commission's reporting requirements.

        This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission relating to the securities to be offered. This prospectus does not contain all of the information we and the trusts have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Securities and Exchange Commission, and we and the trusts refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Securities and Exchange Commission's Public Reference Room or through its Internet site.

        Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

 INCORPORATION BY REFERENCE

        The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

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  our Annual Report on Form 10-K for the year ended December 31, 2010,

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011,

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  our Current Report on Form 8-K filed on May 23, 2011,

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  description of our common stock and the rights associated with our common stock contained in our registration statements on Form 8-A, dated October 10, 2001,

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  our Proxy Statement dated April 6, 2011, as amended, and

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  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

        You can obtain any filing incorporated by reference into this prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: 515-247-5111).

$

PRINCIPAL FINANCIAL GROUP, INC.

$              % Senior Notes due 2022
$              % Senior Notes due 2042

Fully and Unconditionally Guaranteed by
PRINCIPAL FINANCIAL SERVICES, INC.

PRELIMINARY PROSPECTUS SUPPLEMENT
September     , 2012

Joint Book-Running Managers

Citigroup	Barclays	Wells Fargo Securities